UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Information Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                          AMERICAN FIRE RETARDANT CORP.
                (Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:

                          AMERICAN FIRE RETARDANT CORP.
                          9316 WHEATLANDS ROAD, SUITE C
                            SANTEE, CALIFORNIA 92071
                            TELEPHONE (619) 258-3640

                                  July 2, 2004

To Our Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock and preferred stock as of the close of business on the record date, June 16, 2004 that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of resolutions which will:

- Amend our articles of incorporation to increase the number of our authorized shares of common stock to 9,800,000,000; and

- Grant discretionary authority to our board of directors to amend our articles of incorporation to effect a reverse stock split of our common stock on the basis of one post-consolidation share for up to each 250 pre-consolidation shares to occur at some time within 12 months of the date of this information statement, with the exact time of the reverse split to be determined by the board of directors.

     Our board of directors believes that our current capital structure is inadequate for our present and future needs. Moreover, our directors believe that the adjustments to our capital structure will create additional benefits to us, including enabling us to package more attractive securities offerings through the use of common and preferred classes and providing us with the opportunity to finance selected commercial transactions without having to deplete working capital. Our board of directors has adopted resolutions to amend our articles of incorporation, attached hereto as Attachment A, and recommended
                                                   ------------
the amendment for the approval of our stockholders.

     If the amendment is approved by a majority of the total number of shares of common stock issued and outstanding and entitled to vote on the matter, an amendment to our articles of incorporation will be filed by our proper officers.

     We have a consenting stockholder, Stephen F. Owens, our president and director, who holds 140 shares of our common stock and 100,000,000 shares of our preferred stock. Mr. Owens will vote in favor of the proposed amendment to our articles of incorporation. Mr. Owens will have the power to pass the proposed amendment without the concurrence of any of our other stockholders.

     Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 1,000,000,140 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This information statement is being mailed on or about July 2, 2004 to all stockholders of record as of June 16, 2004.

     We appreciate your continued interest in American Fire Retardant Corp.

                                             Very truly yours,

                                             /s/ Stephen F. Owens

                                             Stephen F. Owens
                                             President

                          AMERICAN FIRE RETARDANT CORP.
                          9316 WHEATLANDS ROAD, SUITE C
                            SANTEE, CALIFORNIA 92071
                            TELEPHONE (619) 258-3640

                              INFORMATION STATEMENT

     This information statement is furnished to the holders of record at the close of business on June 16, 2004, the record date, of the outstanding common stock of American Fire Retardant Corp., pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action that holders of the majority of the votes of our stock intend to take by written consent on July 22, 2004, to vote in favor of resolutions which will:

     - Amend our articles of incorporation to increase the number of our authorized shares of common stock to 9,800,000,000; and

     - Grant discretionary authority to our board of directors to amend our articles of incorporation to effect a reverse stock split of our common stock on the basis of one post-consolidation share for up to each 250 pre-consolidation shares to occur at some time within 12 months of the date of this information statement, with the exact time of the reverse split to be determined by the board of directors.

     This information statement will be sent on or about July 2, 2004 to our stockholders of record who do not sign the majority written consent described herein.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

                                VOTING SECURITIES

     In accordance with our bylaws, our board of directors has fixed the close of business on June 16, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the proposed amendment to our articles of incorporation requires the affirmative vote of a majority of the shares of our common stock issued and outstanding as of the record date at the time the vote is taken. As of the record date, 1,782,697,590 shares of the common stock were issued and outstanding and 100,000,000 shares of the preferred stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. Each share of preferred stock entitled the holder to one vote on all matters brought before the preferred stockholders and 10 votes on all matters brought before the common stockholders. The quorum necessary to conduct business of the stockholders consists of a majority of the shares of the common and preferred stock issued and outstanding as of the record date.

     We have a consenting stockholder, Stephen F. Owens, our president and director, who holds 140 shares of our common stock and 100,000,000 shares of our preferred stock. Mr. Owens will vote in favor of the proposed amendment to our articles of incorporation. Mr. Owens will have the power to pass the proposed amendment without the concurrence of any of our other stockholders.

     Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 1,000,000,140 shares of the common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

     ACCORDINGLY, WE ARE NOT ASKING OUR STOCKHOLDERS FOR A PROXY AND STOCKHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

DISTRIBUTION AND COSTS

     We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

     No action will be taken in connection with the proposed amendment to our articles of incorporation by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                                   BACKGROUND

     We originally commenced operations as American Fire Retardant Corporation, a corporation organized under the laws of the State of Florida ("AFRC Florida") on November 20, 1992. Since 1993 we have undergone various changes in corporate structure and domicile. Ultimately, in March 1999 we completed the simplification of our corporate structure. All subsidiaries were merged into the parent and the parent was domiciled in the State of Nevada. We became American Fire Retardant Corp., a Nevada corporation. We specialize in fire prevention services and products.

            SUMMARY OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

     Our board of directors has adopted, subject to the approval of our stockholders, an amendment to our articles of incorporation, a copy of which is attached hereto as Exhibit 1 to Attachment A to this Information Statement. The
                                ------------
following description of the amendment is qualified by reference to the full text of the amendment.

     The primary effect of the amendment would be to increase the number of authorized shares of our common stock from 1,980,000,000 shares to 9,800,000,000 shares.

     Our present capital structure authorizes 1,980,000,000 shares of common stock, par value $0.001 per share and 1,000,000,000 shares of preferred stock. The board of directors believes this capital structure is inadequate for our present and future needs. Therefore, the board has approved the amendment of our articles of incorporation to increase the authorized number of shares of common stock to 9,800,000,000 shares.

     The following is a summary of the material matters relating to our common stock.

COMMON STOCK

     Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our common stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of the liquidation, dissolution, or winding up of American Fire Retardant Corp., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

     The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

     Authorizing an additional 7,820,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary. The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes. Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

     The proposed increase in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuance of authorized but unissued shares. The increase could have an anti-takeover effect, in that the additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of American Fire Retardant Corp. more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of American Fire Retardant Corp.

     The proposed increase in the authorized shares of our common stock is not being made by us in response to any known accumulation of shares or threatened takeover. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder's investment.

     In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of our common stock. If such factors were reflected in the price per share of common stock, the potential realizable value of the stockholder's investment could be adversely affected.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment to our articles of incorporation in connection with the increase in our authorized common shares.

     Our board of directors recommends that stockholders vote FOR the approval of the amendment to our articles of incorporation. The proposed amendment of our articles of incorporation was approved by a vote of our directors on June 21, 2004.

   GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND OUR ARTICLES OF INCORPORATION TO EFFECT A ONE FOR UP TO 250 REVERSE STOCK SPLIT

     Our board of directors has adopted a resolution to seek stockholder approval to grant the board discretionary authority to amend our articles of incorporation to affect a reverse split for the purpose of increasing the market price of our common stock. The reverse split exchange ratio that the board of directors approved and deemed advisable and for which it is seeking stockholder approval is a one post-consolidation share for up to each 250 pre-consolidation shares, with the reverse split to occur within 12 months of the date of this information statement, the exact time of the reverse split to be determined by the directors in their discretion. Approval of this proposal would give the board authority to implement the reverse split at any time it determined the split to be advisable within 12 months of the date of this information statement. In addition, approval of this proposal would also give the board authority to decline to implement a reverse split.

     Our board of directors believes that stockholder approval of a range for the exchange ratio of the reverse split (as contrasted with approval of a specified ratio of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split and, therefore, is in the best interests of our stockholders. The actual ratio for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to what ratio of pre-consolidation shares to post-consolidation shares would be most advantageous to us and our stockholders.

     Our board of directors also believes that stockholder approval of a twelve-month range for the effectuation of the reverse split (as contrasted with approval of a specified time of the split) provides the board of directors with maximum flexibility to achieve the purposes of a stock split and, therefore, is in our best interests and our stockholders. The actual timing for implementation of the reverse split would be determined by our board of directors based upon its evaluation as to when and whether such action would be most advantageous to us and our stockholders.

     If you approve the grant of discretionary authority to our board of directors to implement a reverse split and the board of directors decides to implement the reverse split, we will file a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which will effect a reverse split of our then issued and outstanding common stock at the specific ratio set by the board.

     The board of directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in American Fire Retardant Corp. among investors and thereby assist us in raising future capital to fund its operations or make acquisitions.

     Stockholders should note that the effect of the reverse split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of our common stock after a reverse split will be 250 times greater than the price for shares of our common stock immediately prior to the reverse split. Furthermore, there can be no assurance that the market price of our common stock immediately after a reverse split will be maintained for any period of time. Moreover, because some investors may view the reverse split negatively, there can be no assurance that the reverse split will not adversely impact the market price of our common stock or, alternatively, that the market price following the reverse split will either exceed or remain in excess of the current market price.

EFFECT OF THE REVERSE SPLIT

     The reverse split would not affect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

     The voting and other rights of the holders of our common stock would not be affected by the reverse split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the reverse split would continue to hold 0.5 percent of the voting power of the outstanding shares of our common stock after the reverse split. The number of stockholders of record would not be affected by the reverse split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest).

     The authorized number of shares of our common stock and the par value of our common stock under our articles of incorporation would remain the same following the effective time of the reverse split.

     The number of shares of our common stock issued and outstanding would be reduced following the effective time of the reverse split in accordance with the following formula: up to 250 shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock, with up to 250 being equal to the exchange ratio as determined by our board of directors.

     We currently have no intention of going private, and this proposed reverse stock split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the proposed reverse stock split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse split of our common stock.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

     In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the reverse split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of our common stock on the OTCBB during regular trading hours for the five trading days immediately preceding the effectiveness of the reverse split.

FEDERAL INCOME TAX CONSEQUENCES

     We will not recognize any gain or loss as a result of the reverse split.

     The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

     In general, the federal income tax consequences of the reverse split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that the likely federal income tax effects of the reverse split will be that a stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. With respect to a reverse split, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of our common stock. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of our common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-effective reverse split shares received will include the holding period of the pre-effective reverse split shares exchanged.

EFFECTIVE DATE

     If the proposed grant of discretionary authority to implement a reverse split is approved and the board of directors elects to proceed with a reverse split, the split would become effective as of 5:00 p.m. Nevada time on the date of filing of a certificate of amendment to our articles of incorporation with the office of the Secretary of State of Nevada. Except as explained below with respect to fractional shares, on such date, all shares of our common stock that were issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with one for up to 250 exchange ratio as determined by our directors.

RISKS ASSOCIATED WITH THE REVERSE SPLIT

     This information statement includes forward-looking statements including statements regarding our intent to solicit approval of a reverse split, the timing of the proposed reverse split and the potential benefits of a reverse split, including, but not limited to, increase investor interest and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect our current views and assumptions, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include: we may not have sufficient resources to continue as a going concern; any significant downturn in our industry or in general business conditions would likely result in a reduction of demand for our products and would be detrimental to our business; we will be unable to achieve profitable operations unless we increase quarterly revenues or make further cost reductions, a loss of or decrease in purchases by one of our significant customers could materially and adversely affect our revenues and profitability, the loss of key personnel could have a material adverse effect on our business; the large number of shares available for future sale could adversely affect the price of our common stock; and the volatility of our stock price. For a discussion of these and other risk factors, see our annual report on Form 10-KSB for the year ended December 31, 2003 and other filings with the Securities and Exchange Commission.

VOTE REQUIRED

     The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve grant of authority to our directors to effect a reverse split of our common stock at a future time and ratio which will be determined by our directors.

     Our board of directors recommends that stockholders vote FOR the approval of the grant of discretionary authority to our directors to implement a reverse stock split. The resolution approving the grant of discretionary authority to our directors to implement a reverse stock split was approved by a vote of our directors on June 21, 2004.

     Information regarding the beneficial ownership of our common stock by management and the board of directors is noted below.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information regarding the beneficial ownership of all shares of our common stock as of the record date, by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

- Each person who beneficially owns outstanding shares of our preferred stock;

-     Each of our directors;

-     Each named executive officer; and

-     All directors and officers as a group.

                                                        COMMON STOCK BENEFICIALLY    PREFERRED STOCK BENEFICIALLY
                                                                 OWNED (2)                      OWNED(2)
                                                       ---------------------------  ------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                  NUMBER        PERCENT         NUMBER          PERCENT
-----------------------------------------------------  ------------  -------------  ---------------  -------------

Stephen F. Owens (3) . . . . . . . . . . . . . . . . .          140              *      100,000,000            100
Raoul L. Carroll (4) . . . . . . . . . . . . . . . . .            2              *                0              0
Randy W. Betts (5) . . . . . . . . . . . . . . . . . .            2              *                0              0
                                                       ------------  -------------  ---------------  -------------
All directors and officers as a group (three persons) .         144              *      100,000,000            100
                                                       ============  =============  ===============  =============

---------------
*    Less than one percent
(1) Unless otherwise indicated, the address for each of these stockholders is c/o American Fire Retardant Corp., 9316 Wheatlands Road, Suite C, Santee, California 92071. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and/or preferred stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date is 1,782,697,590 and the total number of outstanding shares of preferred stock on the record date is 100,000,000.
(3) Mr. Owens is our president and a director. He owns 140 shares of our common stock and 100,000,000 shares of our preferred stock. Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 10 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Owens will have the power to vote 1,000,000,140 shares of the common stock.
(4) Mr. Carroll is our CEO and director. He owns two shares of our common stock.
(5) Mr. Betts is our secretary and director. He owns two shares of our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Our Annual Report on Form 10-KSB for the year ended December 31, 2003 and financial information from our Quarterly Report for the period ended March 31, 2004 are incorporated herein by reference.

                     COPIES OF ANNUAL AND QUARTERLY REPORTS

     We will furnish a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2003 and a copy of our Quarterly Report for the period ended March 31, 2004, and any exhibit referred to therein without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our corporate secretary at 9316 Wheatlands Road, Suite C, Santee, California 92071, telephone
(619) 258-3640.

                                    By Order of the board of directors,

                                    /s/ Stephen F. Owens

                                    Stephen F. Owens,
                                    President

                                                                    Attachment A

                     RESOLUTIONS PROPOSING AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                        OF AMERICAN FIRE RETARDANT CORP.
                                (the "Company")

     RESOLVED, that the amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock to 9,800,000,000 shares; is hereby adopted and approved in all respects; and

     RESOLVED FURTHER, that the adoption of the Certificate of Amendment to the Articles of Incorporation of the Company in the form attached hereto as Exhibit
                                                                         -------
1  be,  and  hereby  is,  approved  in  all  respects;  and
-

     RESOLVED FURTHER, that the directors are hereby granted discretionary authority to amend the Company's Articles of Incorporation to effect a one for up to 250 reverse split of the Company's common stock to occur within 12 months of the Company's information statement on Schedule 14C, with the exact time and ratio of the reverse split to be determined by the directors within their discretion, and

     RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolutions

                                                                       Exhibit 1

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN FIRE RETARDANT CORP.

                    DEAN HELLER
                    SECRETARY OF STATE
[GRAPHIC OMITTED]   204 NORTH CARSON STREET, SUITE 1
                    CARSON CITY, NEVADA 89701-4299
                    (775) 684 5708
                    WEBSITE: SECRETARYOFSTATE.BIZ

-----------------------------------------------
|         Certificate of Amendment            |
|     (PURSUANT TO NRS 78,385 and 78.390)     |
-----------------------------------------------

Important: Read attached instructions        ABOVE SPACE IS FOR OFFICE USE ONLY
before completing form.

      CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT
      -----------------------------------------------------------------------
                                  CORPORATIONS
                                  ------------

          (PURSUANT TO NRS 78,385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.  Name of corporation:

AMERICAN FIRE RETARDANT CORP.

2. The articles have been amended as follows provide article numbers, if available):

Paragraph 1 of Article III, as previously amended, is hereby further amended to read in its entirety as follows:

     "1. Authorized Stock. The total number of shares which the Company shall have authority to issue is 10,300,000,000, consisting of 9,800,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 500,000,000 I shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."




3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 1,000,000,140 shares
                                                          --------------------
of common stock
---------------

4.  Effective date of filing (optional):
                                        ----------------------------------------
                                          (must not be later than 90 days after
                                                the certificate is filed)

5.  Officer Signature (required):
                                 -----------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate           Nevada Secretary of State
fees. See attached fee schedule.                            AM 78.385 Amend 2003
                                                            Revised on: 11/03/03